2019 Second Quarter Earnings Release David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis L. Klaeser EVP and Chief Financial Officer

Forward-Looking Statements & Other Information Statements included in this presentation which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the expected closing date for our proposed merger with TCF Financial Corporation ("TCF") and our focus areas for third quarter 2019. Words and phrases such as "anticipate," "believe," "plan," "continue," "estimate," "expect," "forecast," "future," "intend," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "potential," "predict," "probable," "project," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and loan servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical Financial Corporation ("Chemical"), specifically, are also inherently uncertain. 2

Forward-Looking Statements & Other Information (continued) Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: • our inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018; • our inability to grow deposits; • our inability to execute on our strategy to expand investments and commercial lending; • our inability to efficiently manage our operating expenses; • the possibility that our previously announced merger with TCF does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all; • the occurrence of any event, change or other circumstance that could give rise to the right of Chemical, TCF or both to terminate the merger agreement; • the outcome of pending or threatened litigation or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to our proposed merger with TCF; • potential difficulty in maintaining relationships with clients, employees or business partners as a result of our proposed merger with TCF; • the possibility that the anticipated benefits of our proposed merger with TCF, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Chemical and TCF do business, or as a result of other unexpected factors or events; • the impact of purchase accounting with respect to the proposed merger with TCF, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value; • diversion of management's attention from ongoing business operations and opportunities as a result of the proposed merger with TCF; • potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger with TCF; 3

Forward-Looking Statements & Other Information (continued) • economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • increases in competitive pressure in the banking and financial services industry; • increased capital requirements, other regulatory requirements or enhanced regulatory supervision; • our inability to sustain revenue and earnings growth; • the timing of when historic tax credits are placed into service could impact operating expenses; • our inability to efficiently manage operating expenses; • our inability to increase our investment securities portfolio as a percentage of total assets; • current or future restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and • economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018, in the Joint Proxy Statement/Prospectus regarding the proposed merger that was filed with the SEC on May 3, 2019 pursuant to Rule 424(b)(3) by Chemical and in Quarterly Reports on Form 10-Q. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Chemical disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. 4

Forward-Looking Statements & Other Information (continued) Non-GAAP Financial Measures This presentation and the accompanying presentation by management contains references to financial measures that are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include net income (excluding significant items), diluted earnings per share (excluding significant items), return on average assets, return on average shareholders' equity and return on average tangible shareholders' equity (each excluding significant items), tangible book value per share, tangible shareholders' equity to tangible assets, the presentation of net interest income and net interest margin on a FTE basis, core operating expenses, operating expenses-efficiency ratio, and the adjusted efficiency ratio. Management used non-GAAP financial measures as follows; in the preparation of our operating budgets, monthly financial performance reporting, and in our presentation to investors of our performance. We believe these non- GAAP financial measures are helpful for investors to analyze and evaluate our financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies' non-GAAP financial measures.See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 5

Second Quarter 2019 Highlights (in thousands, except per share data) Q2 2019 Q1 2019 Q2 2018 Income Statement Net Income $ 69,594 $ 62,942 $ 68,988 Net Income, excluding significant items(1) 76,308 73,268 69,011 Diluted earnings per share 0.96 0.87 0.96 Diluted earnings per share, excluding significant items(1) 1.06 1.02 0.96 Return on average assets 1.27% 1.17% 1.39% Return on average assets, excluding significant items(1) 1.39% 1.36% 1.39% Return on average tangible shareholders' equity(1) 15.7% 14.8% 17.8% Return on average tangible shareholders' equity, excluding significant items(1) 17.3% 17.2% 17.8% Efficiency ratio 54.6% 58.1% 53.5% Adjusted efficiency ratio(1) 51.3% 51.7% 51.2% Net interest margin (GAAP) 3.31% 3.38% 3.54% Net interest margin (FTE)(1) 3.36% 3.42% 3.59% Balance Sheet Total loans $ 15,861,903 $ 15,324,048 $ 14,579,693 Total deposits 15,879,436 16,061,999 14,551,536 Total assets 22,491,765 21,800,313 20,282,603 Book value per share $ 41.27 $ 40.50 $ 38.52 Tangible book value per share(1) 25.18 24.39 22.33 Asset Quality Nonperforming loans/total loans 0.62% 0.58% 0.46% Net loan charge-offs/average loans 0.05% 0.05% 0.12% 6 (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Merger of Equals Update Transaction expected to close on August 1, 2019 Recent Developments 3Q19 Focus Areas • Announced approximately 80 team members that will • Implement internal policies and controls as well as governance and report up through the executive leadership team committee structures • Shareholders of both TCF and Chemical approved merger • Launch cultural integration initiatives • Received all necessary regulatory approvals from the • Begin conversion process of key systems OCC and Federal Reserve • Execute on cost synergy initiatives to achieve $180 million of cost savings by • Announced New TCF joint Board of Directors 2020 • Announced expected closing date of August 1, 2019 • Serve our customers through the transition Merger of Equals closing (August 1, 2019) Cultural Integration Integration Planning Systems Integration Planning and Conversions Regulatory Shareholder Approval Approval IMO Merger Launched Systems Conversion Announced Complete Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020Q2 2020 Q3 2020 7

Income Statement Summary

Financial Highlights

(in thousands except per share data)	2019 2nd Qtr.	2019 1st Qtr.	2018 2nd Qtr.
Net interest income	**$ 165,161**	$ 162,824	$ 157,537
Provision for loan losses	**7,502**	2,059	9,572
Noninterest income	**38,164**	24,857	38,018
Operating expenses	**111,003**	109,015	104,561
Merger expenses	**3,042**	5,424	—
Impairment of income tax credits	**271**	—	1,716
Operating expenses, core[1]	**107,690**	103,591	102,845
Net income	**$ 69,594**	$ 62,942	$ 68,988
Net income, excluding significant items[1]	**$ 76,308**	$ 73,268	$ 69,011
Diluted EPS	**$ 0.96**	$ 0.87	$ 0.96
Diluted EPS, excluding significant items[1]	**$ 1.06**	$ 1.02	$ 0.96
Return on average assets	**1.27%**	1.17%	1.39%
Return on average shareholders' equity	**9.5%**	8.8%	10.2%
Return on average tangible shareholders' equity[1]	**15.7%**	14.8%	17.8%
Return on average tangible shareholders' equity, excluding significant items[1]	**17.3%**	17.2%	17.8%
Efficiency Ratio	**54.6%**	58.1%	53.5%
Efficiency Ratio - Adjusted[1]	**51.3%**	51.7%	51.2%

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Net interest income in Q2 2019 increased compared to Q1, due to higher average balances and yields earned on loans, partially offset by an increase in short-term borrowings and cost of funds
- Noninterest income in Q2 2019 increased compared to Q1, primarily due to increases in net gain on sales of investment securities, net gain on sale of loans and other mortgage banking revenue and swap fee income
- Operating expenses in Q2 2019 increased compared to Q1, primarily due to an increase in salaries, wages and employee benefits
- Provision for loan losses increased in Q2 2019 primarily due to an increase in originated loan growth

Prior-Year Quarter Comparison

- Net interest income in Q2 2019 increased compared to Q2 2018, primarily attributable to increases in loans and investment securities during the prior twelve months, partially offset by an increase in average deposit balances and cost of funds in the same period

8

Net Income NetNet IncomeIncome, Trending excluding Upward significant ($ Millions, items except ($ EPS Millions, data) except EPS data) 2018 Total: $282.6(1)(2) 2019 Total: $149.6(1)(2) (1)(2) $1.50 $80.0 (1)(2) $2.3 $76.3 $75.3 (1)(2) $68.6 (1)(2) (1)(2) $73.3 $69.0 (1)(2) $69.7 $6.7 $10.4 $1.20 $60.0 (2) (2) $1.06 $0.96 e $0.90 m o S c P n I $40.0 E t $73.0 e $71.6 $70.4 $69.0 $69.6 $0.60 N $62.9 $20.0 $0.30 $(3.0) $(0.7) $0.0 $0.00 Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (2) (1)Net Income, excluding significant items. (2) Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 9

Profitability Ratios Quarterly Trend 2.00% 20.0% 19.0% 17.8% 17.5% 17.8% 1.50% 15.7% 15.0% 1.47% 14.8% ) 1.39% 1.39% 1 1.37% ( E 1.27% T A O A 1.17% R A 1.00% 10.0% 10.7% d O 10.2% 10.2% 10.4% n R 9.5% a 8.8% E A O R 0.50% 5.0% 0.00% 0.0% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Return on average assets ___ Return on average tangible shareholders' equity (non-GAAP)(1) ___ Return on average shareholders' equity (1) Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 10

Profitability Ratios, Excluding Significant Items Quarterly Trend 2.00% 20.0% 18.3% 18.2% 17.8% 17.3% 17.2% 17.3% 1.50% 15.0% ) 1.44% 1 1.41% 1.39% 1.39% ( 1.36% 1.36% E T A ) O 1 ( R A d 1.00% 10.0% n A 10.8% 10.5% 10.3% 10.3% a O 10.2% 10.1% ) R 1 ( E A O R 0.50% 5.0% 0.00% 0.0% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Return on average assets, excluding significant items (non-GAAP)(1) ___ Return on average tangible shareholders' equity, excluding significant items (non-GAAP)(1) ___ Return on average shareholders' equity, excluding significant items (non-GAAP)(1) (1) Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 11

Loan Portfolio Composition ($ Millions) June 30, 2018 $14,580 June 30, 2019 $15,862 Loan Growth - Twelve Months Ended $2,388 $2,299 $3,577 June 30, 2019 $4,347 $1,282 $(89) $3,668 $3,325 $1,863 $2,025 $2,728 $2,772 $343 $701 $619 $50 $80 $82 $770 $44 $(30) $162 n Commercial n CRE owner-occupied n CRE non-owner occupied n CRE vacant land n Real estate construction n Residential n Consumer 12

Loan Growth ($ Millions) Quarterly Loan Growth Trends $474 $538 $361 $217 $63 $54 Q1 Q2 Q3 Q4 Q1 Q2 2018 - $1,115 2019 - $592 Loan Growth - 2018 Total $(143) n Commercial $1,115 n CRE owner- occupied $205 $23 n CRE non-owner- occupied $(13) $179 $617 n CRE vacant Land n RE construction $247 n Residential n Consumer 13

Loan Growth – Originated v. Acquired LoanLoan GrowthGrowth (Run-off) (Run-off) ($ ($Millions) Millions) Q2 2019 Q1 2019 Q2 2018 2018 Total Originated Loan Portfolio Commercial $ 324 $ 141 $ 268 $ 880 CRE/RE Construction 167 41 265 837 Residential 179 136 122 439 Consumer 59 (20) 29 (59) Total Originated Loan Portfolio Growth $ 729 $ 298 $ 684 $ 2,097 Acquired Loan Portfolio Commercial $ (31) $ (89) $ (118) $ (263) CRE/RE Construction (76) (93) (123) (401) Residential (62) (45) (62) (234) Consumer (22) (17) (20) (84) Total Acquired Loan Portfolio Run-off $ (191) $ (244) $ (323) $ (982) Total Loan Portfolio Commercial $ 293 $ 52 $ 150 $ 617 CRE/RE Construction 91 (52) 142 436 Residential 117 91 60 205 Consumer 37 (37) 9 (143) Total Loan Portfolio Growth $ 538 $ 54 $ 361 $ 1,115 14

Deposit Composition TotalTotal DepositsDeposits ($ ($ Billions) Billions) Total Deposits – June 30, 2018 Deposit Growth Total Deposits – June 30, 2019 $14.6 billion $1.3 billion(1), 9.1%(2) $15.9 billion $1.1 $1.1 $3.9 $0.3 $3.9 $3.2 $3.5 $0.7 $2.5 $0.3 $3.2 $3.9 $4.2 n Noninterest-bearing demand n Interest-bearing checking n Savings and money market n Other time deposits n Brokered deposits Average Deposits ($ Millions) & Cost of Deposits(3) (%) $15,949 $16,078 s $15,430 1.25% t i $16,000 $14,936 s $13,975 d o $13,765 i p a e 1.00% P 1.05% D e $12,000 0.99% t e a g 0.88% R a 0.75% r t s e e v 0.72% r A $8,000 e t l 0.50% n a 0.56% I t o 0.46% T $4,000 0.25% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Deposits Cost of Deposits (3) (1)Comprised of $1.37 billion of growth in customer deposits, partially offset by a $19.7 million decrease in brokered deposits. (2)Annualized. 15 (3)Cost of deposits based on period averages.

Funding Breakdown ($ Billions) March 31, 2019 June 30, 2019 $18.6 billion $19.2 billion Average cost of wholesale Average cost of wholesale borrowings – 2.03% Interest and borrowings – 2.11% noninterest- n Deposits: bearing, checking, savings, money market $3.2 n Time deposits $0.4 $4.1 $0.3 n Collateralized customer deposits $3.6 $11.4 $11.4 $3.4 n Wholesale borrowings (at June 30, 2019: brokered deposits - $1.1 billion, short and long term borrowings - $3.0 billion) Average Cost of Funds Q1 2019 – 1.13% Average Cost of Funds Q2 2019 – 1.20% 16

Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated Loan Portfolio) $9.6 $9.4 $10.0 $7.5 $6.3 $5.1 $5.0 $4.3 $3.0 $2.5 $2.0 $3.4 $1.8 $1.8 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Provision for Loan Losses Net Loan Losses Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) $110.0 $116.0 $120 $91.9 $73.3 $78.3 $60 $85.4 $97.7 ALL $62.2 $44.3 $63.1 NPLs $0 YE 2015 YE 2016 YE 2017 YE 2018 Q2 2019 Originated Loans ($ billions) $5.8 $7.5 $9.8 $11.9 $12.9 Acquired Loans ($ billions) 1.5 5.5 4.4 3.4 3.0 Total Loans ($ billions) $7.3 $13.0 $14.2 $15.3 $15.9 Originated ALL $73.3 $78.3 $91.9 $109.6 $116.0 Acquired ALL — — — 0.4 — Total ALL $73.3 $78.3 $91.9 $110.0 $116.0 Originated ALL/ Originated Loans 1.26% 1.05% 0.94% 0.93% 0.90% NPLs/ Total Loans 0.86% 0.34% 0.45% 0.56% 0.62% Credit Mark as a % of Unpaid Principal on Acquired Loans 4.4% 3.1% 2.4% 1.7% 1.4% 17

Net Interest Income, Net Interest Margin and Loan Yields Quarterly(Quarterly Trend Trend) Net Interest Income Net Interest Margin(1) and Loan Yields $180 4.90% 5.00% 4.80% 4.86% 4.63% 4.68% $163.5 $162.8 $165.2 4.48% $159.5 $160 $157.5 $151.9 4.00% 3.56% 3.59% 3.48% 3.49% 3.42% 3.36% 0.26% 0.29% 0.23% 0.23% $140 0.22% 0.22% 3.00% ) s n o i l l i $120 M ( 2.00% $ $100 1.00% $80 0.00% Q1 Q2 Q3 Q4 Q1 Q2 $60 2018 2019 Q1 Q2 Q3 Q4 Q1 Q2 Loan Yields 2018 2019 Purchase Accounting Accretion on Loans (1) Net Interest Income Net Interest Margin (1) Computed on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. The presentation of net interest income on a FTE basis 18 is not in accordance with GAAP, but is customary in the banking industry. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Noninterest Income Quarterly $45.0 $40.6 $38.0 $37.9 $38.2 $4.5 $12.5 $8.8 $9.8 $32.0 $30.0 $4.0 $8.2 ) s $24.9 n o $9.7 $0.9 i l $9.4 $9.3 $8.7 l i $7.0 M ( $8.0 $ $7.2 $6.5 $15.0 $6.3 $6.0 $5.9 $18.5 $12.4 $12.3 $12.8 $12.8 $10.1 $0.0 Q1 Q2 2018 Q3 Q4 Q1 2019 Q2 Other Wealth Management (1) Service Charges and Fees on Deposit Accounts Net Gain on Sale of Loans and other Mortgage Banking Revenue (1) Includes impact of change in fair value of loan servicing rights, which resulted in a detriment of $5.5 million in Q2 2019, a detriment of $7.6 million in Q1 2019, a detriment of $2.8 million in Q4 2018, a benefit of $932 thousand in Q3 2018, a detriment of $30 thousand in Q2 2018, and a benefit of 19 $3.8 million in Q1 2018.

Operating Expenses QuarterlyQuarterly $120.0 $2.7 $111.0 $0.3 $109.7 $108.4 $109.0 $3.2 $3.0 $1.0 $104.6 $3.2 $1.6 $5.4 $105.0 $101.6 $1.7 $5.8 $7.1 $1.6 $8.1 $7.0 $7.8 $7.7 $8.3 $7.8 $7.1 $8.3 $90.0 $7.4 $8.0 $7.7 $75.0 ) s n o i l l i $60.0 $56.2 $62.1 M $60.0 ( $56.6 $55.6 $55.6 (1) (1) $ $103.6 $107.7 $100.0(1) $102.8(1) $102.6(1) $106.5(1) $45.0 $30.0 $32.4 $15.0 $27.7 $28.1 $29.2 $28.3 $30.7 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Other Compensation Occupancy (2) Equipment Core system conversion costs Impairment Related to Historic Tax Credits Merger Expenses 20 (1) Represents operating expenses, core, a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (2) Segregated for this chart, but otherwise included in Other, Equipment and Compensation expenses.

Capital Tangible Book Value and Capital Ratios CHFC CHFC CHFC CHFC CHFC 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 Book Value/ Share $38.52 $39.04 $39.69 $40.50 $41.27 Tangible Book Value / Share(1) $22.33 $22.87 $23.54 $24.39 $25.18 Tangible Common Equity / Tangible Assets(1) 8.3% 8.3% 8.3% 8.5% 8.4% Tier 1 Capital(2) 10.5% 10.9% 10.7% 10.9% 10.7% Total Risk-Based Capital(2) 11.4% 11.7% 11.5% 11.7% 11.5% Tangible Book Value per Share(1) (TBV) Roll Forward $27 $4.12 $26 $0.24 $0.11 $25.18 $25 $(1.36) $(0.26) $24 $23 $22.33 $22 $21 $20 18 s) ds dj. ms ms 19 , 20 Item iden I A Ite ite , 20 30 ant iv OC ant sed 30 une ific D A ific e-ba une @ J ign Sign har @ J BV cl. S S BV T (Ex T me Inco Net (1)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (2)Estimated at June 30, 2019 21

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Shareholders' equity	**$ 2,953,535**	$ 2,897,509	$ 2,836,260	$ 2,788,924	$ 2,750,999	$ 2,704,703
Goodwill, CDI and non-compete agreements, net of tax	**(1,151,532)**	(1,152,705)	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)
Tangible shareholders' equity	**$ 1,802,003**	$ 1,744,804	$ 1,682,383	$ 1,633,841	$ 1,594,692	$ 1,547,198
Common shares outstanding	**71,559**	71,551	71,460	71,438	71,418	71,350
Book value per share	**$ 41.27**	$ 40.50	$ 39.69	$ 39.04	$ 38.52	$ 37.91
Tangible book value per share	**$ 25.18**	$ 24.39	$ 23.54	$ 22.87	$ 22.33	$ 21.68
Total assets	**$ 22,491,765**	$ 21,800,313	$ 21,498,341	$ 20,905,489	$ 20,282,603	$ 19,757,510
Goodwill, CDI and non-compete agreements, net of tax	**(1,151,532)**	(1,152,705)	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)
Tangible assets	**$ 21,340,233**	$ 20,647,608	$ 20,344,464	$ 19,750,406	$ 19,126,296	$ 18,600,005
Tangible shareholders' equity to tangible assets	**8.4%**	8.5%	8.3%	8.3%	8.3%	8.3%
Net income	**$ 69,594**	$ 62,942	$ 73,039	$ 70,397	$ 68,988	$ 71,596
Significant items, net of tax[1]	**6,714**	10,326	2,233	(735)	23	(2,964)
Net income, excl. significant items	**$ 76,308**	$ 73,268	$ 75,272	$ 69,662	$ 69,011	$ 68,632
Diluted earnings per share	**$ 0.96**	$ 0.87	$ 1.01	$ 0.98	$ 0.96	$ 0.99
Effect of significant items, net of tax	**0.10**	0.15	0.03	(0.01)	—	(0.04)
Diluted earnings per share, excl. significant items	**$ 1.06**	$ 1.02	$ 1.04	$ 0.97	$ 0.96	$ 0.95
Average assets	**$ 22,005,495**	$ 21,514,998	$ 20,955,706	$ 20,501,223	$ 19,850,993	$ 19,457,877
Return on average assets	**1.27%**	1.17%	1.39%	1.37%	1.39%	1.47%
Effect of significant items, net of tax	**0.12**	0.19	0.05	(0.01)	—	(0.06)
Return on average assets, excl. significant items	**1.39%**	1.36%	1.44%	1.36%	1.39%	1.41%
Average shareholders' equity	**$ 2,920,211**	$ 2,855,715	$ 2,798,498	$ 2,769,101	$ 2,707,346	$ 2,668,325
Average goodwill, CDI and noncompete agreements, net of tax	**1,152,110**	1,153,275	1,154,469	1,155,679	1,156,877	1,158,084
Average tangible shareholders' equity	**1,768,101**	1,702,440	1,644,029	1,613,422	1,550,469	1,510,241
Return on average shareholders' equity	**9.5%**	8.8%	10.4%	10.2%	10.2%	10.7%
Effect of significant items, net of tax	**1.0**	1.5	0.4	(0.1)	—	(0.4)
Return on average shareholders' equity, excl. significant items	**10.5%**	10.3%	10.8%	10.1%	10.2%	10.3%
Return on average tangible shareholders' equity	**15.7%**	14.8%	17.8%	17.5%	17.8%	19.0%
Effect of significant items, net of tax	**1.6**	2.4	0.5	(0.2)	—	(0.8)
Return on average tangible shareholders' equity, excl. significant items	**17.3%**	17.2%	18.3%	17.3%	17.8%	18.2%

(1) Assumes significant items are deductible/taxable at an income tax rate of 21%.

22

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Efficiency Ratio and Operating Expenses, Core:						
Total revenue – GAAP	$ **203,325**	$ 187,681	$ 195,499	$ 197,398	$ 195,555	$ 192,417
Net interest income FTE adjustment	**2,671**	2,662	2,514	2,386	2,331	2,227
Loan servicing rights change in fair value (gains) losses	**5,457**	7,646	2,827	(932)	30	(3,752)
Gains from sale of investment securities	**(4,160)**	(87)	(221)	—	(3)	—
Total revenue – non-GAAP	$ **207,293**	$ 197,902	$ 200,619	$ 198,852	$ 197,913	$ 190,892
Operating expenses – GAAP	$ **111,003**	$ 109,015	$ 108,366	$ 109,661	$ 104,561	$ 101,610
Merger expenses	**(3,042)**	(5,424)	—	—	—	—
Impairment of income tax credits	**(271)**	—	(5,772)	(3,162)	(1,716)	(1,634)
Operating expenses, core – non-GAAP	**107,690**	103,591	102,594	106,499	102,845	99,976
Amortization of intangibles	**(1,360)**	(1,361)	(1,426)	(1,426)	(1,425)	(1,439)
Operating expenses, efficiency ratio -excluding merger expenses, impairment of income tax credits and amortization of intangibles - non-GAAP	$ **106,330**	$ 102,230	$ 101,168	$ 105,073	$ 101,420	$ 98,537
Efficiency ratio – GAAP	**54.6%**	58.1%	55.4%	55.6%	53.5%	52.8%
Efficiency ratio – adjusted – non-GAAP	**51.3%**	51.7%	50.4%	52.8%	51.2%	51.6%
Net Interest Margin:						
Net interest income – GAAP	$ **165,161**	$ 162,824	$ 163,452	$ 159,481	$ 157,537	$ 151,863
Adjustments for tax equivalent interest:						
Loans	**737**	766	782	767	737	750
Investment securities	**1,934**	1,896	1,732	1,619	1,594	1,477
Total taxable equivalent adjustments	**2,671**	2,662	2,514	2,386	2,331	2,227
Net interest income (on a tax equivalent basis)	$ **167,832**	$ 165,486	$ 165,966	$ 161,867	$ 159,868	$ 154,090
Average interest-earning assets	**$20,016,185**	$ 19,523,655	$ 18,956,300	$ 18,490,680	$ 17,847,262	$ 17,460,007
Net interest margin – GAAP	**3.31%**	3.38%	3.42%	3.42%	3.54%	3.51%
Net interest margin – on a tax-equivalent basis– non-GAAP	**3.36%**	3.42%	3.49%	3.48%	3.59%	3.56%

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